SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 9, 2006

                         INTERNATIONAL WIRE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

             DELAWARE                      000-51043              43-1705942
   (State or Other Jurisdiction          (Commission          (I.R.S. Employer
of Incorporation or Organization)        File Number)        Identification No.)

12 MASONIC AVE., CAMDEN, NY                                          13316
(Address of Principal Executive Offices)                          (Zip Code)

      Registrant's telephone number, including area code: (315) 245-3800

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) On November 9, 2006, Robert A. Hamwee resigned as a director of the International Wire Group, Inc. ("Company").

(d) On November 9, 2006, the Board of Directors elected David H. Robbins as a new director and appointed him to serve on the Compensation Committee.

      Mr. Robbins is an employee of GSCP (NJ), L.P. ("GSC") and is a stockholder of GSC Group, Inc., which owns substantially all of GSC. GSC is the investment manager of funds which are stockholders of the Company. Additionally, GSC is the investment manager of funds which own $10,424,000 of the Company's 10% Secured Senior Subordinated Notes due 2011 (the "Notes") and which received interest payments of $1,027,922 related to the Notes for the year ending December 31, 2005.

      Further, affiliates of GSC own approximately 29% of Viasystems' common stock. For the year ended December 31, 2005, the Company had sales to Viasystems of $45.0 million. The outstanding trade receivables were $6.1 million at December 31, 2005. On June 29, 2005, Viasystems notified the Company that it was electing not to renew the insulated wire supply agreement beyond December 31, 2005. In connection with the Company's sale of its U.S. Insulated Wire Business, the Viasystems contract was assigned to Copperfield, LLC. The Company did not have any sales to Viasystems in 2006. Additionally, on March 29, 2000, the Company sold its wire harness business to Viasystems and agreed to indemnify Viasystems for certain product liability claims, as described in the purchase agreement (see Note 17 to International Wire's Consolidated Financial Statements in the 2005 Annual Report on Form 10-K).

      Mr. Robbins will be compensated for his position as a director of the Company in accordance with the Company's general policy of director compensation as disclosed in the Company's proxy statement on Schedule 14A ("Proxy Statement") filed on April 19, 2006 with the Securities and Exchange Commission (the "SEC"). Nonemployee directors of the Company receive an annual cash retainer of $34,000 in addition to $1,000 for each Board meeting and committee meeting attended in person and $500 for telephonic participation. Additionally, members of the Compensation Committee receive annual cash retainers in the amount of $2,500. All compensation received by Mr. Robbins will be paid directly to GSC or its affiliates.

(e) On November 9, 2006, the Compensation Committee and the Board of Directors accelerated the vesting of options granted on May 12, 2006 to (i) Rodney D. Kent to purchase 195,000 shares of the Company's common stock ("Common Stock"), (ii) Glenn J. Holler to purchase 75,000 shares of Common Stock, (iii) Donald F. DeKay to purchase 48,000 shares of Common Stock and (iv) Chrysant E. Makarushka to purchase 48,000 shares of Common Stock. As modified, two-thirds of the options for each executive granted on May 12, 2006 vested on November 9, 2006 and the remaining one-third of the options will vest on October 20, 2007.

      A copy of the Amended Form of Stock Option Agreement for the options granted May 12, 2006 is filed as Exhibit 10.1 hereto and is incorporated herein by reference.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

     EXHIBIT        DESCRIPTION
     -------        -----------

       10.1         Amended Form of Stock Agreement











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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERNATIONAL WIRE GROUP, INC.


Date:  November 14, 2006                   By:  /s/  Glenn J. Holler
                                              ----------------------------------
                                               Name:  Glenn J. Holler
                                               Title: Senior Vice President,
                                                      Chief Financial Officer
                                                      and Secretary














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                                  EXHIBIT INDEX

        EXHIBIT          DESCRIPTION
        -------          -----------

         10.1            Amended Form of Stock Agreement